Exhibit (a)(1)(xii)

This Notice of Subsequent Offering Period, Extension and Change in Information is important and requires your immediate attention. It should be read in conjunction with the Offer to Purchase and Circular dated March 1, 2010, the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010, the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010. If you are in any doubt as to how to deal with it, you should consult with your investment dealer, broker, bank manager, lawyer or other professional advisor.

Neither this Notice of Subsequent Offering Period, Extension and Change in Information nor the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010, the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and as further amended by the Notice of Variation and Extension dated June 1, 2010, has been approved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

June 17, 2010

NOTICE OF SUBSEQUENT OFFERING PERIOD, EXTENSION AND CHANGE IN INFORMATION

by

ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, ICAHN FUND S.À R.L., DAAZI HOLDING B.V., 7508921 CANADA INC., AND RONALD G. ATKEY, IN HIS CAPACITY AS THE SOLE TRUSTEE OF THE LGE TRUST

in respect of their

OFFER TO PURCHASE FOR CASH

ANY AND ALL of the Common Shares of

LIONS GATE ENTERTAINMENT CORP.

for U.S.$7.00 per Common Share

Icahn Partners LP, a limited partnership governed by the laws of Delaware, Icahn Partners Master Fund LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund II LP, a limited partnership governed by the laws of the Cayman Islands, Icahn Partners Master Fund III LP, a limited partnership governed by the laws of the Cayman Islands, High River Limited Partnership, a limited partnership governed by the laws of Delaware, Icahn Fund S.à r.l., a limited liability company governed by the laws of Luxembourg, Daazi Holding B.V., a limited liability company governed by the laws of The Netherlands, 7508921 Canada Inc., a corporation governed by the laws of Canada (collectively, the “Icahn Group”), and Ronald G. Atkey, in his capacity as the sole trustee of the LGE Trust (together with the Icahn Group, the “Offeror”), hereby give notice that they are amending their offer dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010, the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and as further amended by the Notice of Variation and Extension dated June 1, 2010 (the “Offer”), to purchase for cash ANY AND ALL of the outstanding common shares (the “Lions Gate Shares”) of Lions Gate Entertainment Corp. (“Lions Gate”), including Lions Gate Shares which become outstanding on the exercise of outstanding options, warrants or other rights to purchase Lions Gate Shares (other than Lions Gate Shares which become outstanding on the exercise of Rights), in order to (i) announce that all of the conditions of the Offer have been satisfied; and (ii) extend the Offer to be open for acceptance until 11:59 p.m. (New York time) on June 30, 2010. This extension constitutes a “subsequent offering period” under U.S. securities laws. A subsequent offering period does not constitute an extension of the Offer for purposes of U.S. securities laws, although it does constitute an extension of the Offer under Canadian securities laws.

The Offer will remain open for acceptance until 11:59 p.m. (New York time) on June 30, 2010.

Prior to the expiry time of the Offer on June 16, 2010, the Offeror: (i) confirmed that all of the conditions of the Offer had been satisfied; (ii) took up all of the 15,593,104 Lions Gate Shares validly deposited at that time; and (iii) advised the Depositary that a subsequent offering period is being provided under U.S. securities laws and the Offer has been extended in accordance with Canadian securities laws until 11:59 p.m. (New York time) on June 30, 2010. The Offeror now owns approximately 31.8% of the issued and outstanding Lions Gate Shares.

This Notice of Subsequent Offering Period, Extension and Change in Information (this “Notice”) should be read in conjunction with the Offer to Purchase and Circular dated March 1, 2010 (the “Offer to Purchase and Circular”), as amended by the Notice of Variation and Extension dated March 19, 2010 (the “First Notice of Variation”), the Notice of Variation and Change in Information dated April 16, 2010 (the “Second Notice of Variation”), the Notice of Extension and Change in Information dated April 30, 2010 (the “Third Notice of Variation”), the Notice of Extension and Change in Information dated May 10, 2010 (the “Fourth Notice of Variation”), the Notice of Extension and Change in Information dated May 21, 2010 (the “Fifth Notice of Variation”) and as further amended by the Notice of Variation and Extension dated June 1, 2010 (the “Sixth Notice of Variation”) and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular, all the provisions of which are incorporated herein by reference (subject to the amendments thereto contained in this Notice). In this Notice, unless the context requires otherwise or unless otherwise defined herein, terms denoted by initial capital letters have the meanings set forth in the Offer to Purchase and Circular, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and as further amended by the Sixth Notice of Variation.

Shareholders who have validly deposited and not withdrawn their Lions Gate Shares do not need to take further action to accept the Offer. Shareholders who wish to accept the Offer during the subsequent offering period/extension must properly complete and duly execute the Letter of Acceptance and Transmittal which accompanied the Offer to Purchase and Circular or a facsimile thereof, and deposit it, at or prior to the Subsequent Offering Period Expiry Time, together with certificate(s) representing their Lions Gate Shares and all other required documents, with the Depositary or the U.S. Forwarding Agent in accordance with the instructions in the Letter of Acceptance and Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for (i) book-entry transfer of Lions Gate Shares described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Book-entry Transfer” or (ii) guaranteed delivery described in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery which accompanied the Offer to Purchase and Circular, or a facsimile thereof. Persons whose Lions Gate Shares are registered in the name of a broker, dealer, bank, trust company or other nominee should contact such registered holder for assistance if they wish to accept the Offer.

Questions and requests for assistance may be directed to the Depositary, the U.S. Forwarding Agent, or the Information Agent. Their contact details are provided on the last page of this document. Additional copies of this Notice, the Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary, the U.S. Forwarding Agent or the Information Agent.

No person has been authorized to give any information or make any representation other than those contained in this Notice, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation, the Offer to Purchase and Circular, the Letter of Acceptance and Transmittal, the Notice of Guaranteed Delivery and the Schedule TO filed with the SEC, as amended from time to time (“Schedule TO”), and if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders residing in any jurisdiction in which making or accepting the Offer would violate that jurisdiction’s laws or any administrative or judicial action pursuant thereto.

FORWARD-LOOKING STATEMENTS

This Notice, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation and the Offer to Purchase and Circular contain forward-looking statements that are subject to risks and are based on a number of assumptions and other factors. See “Forward-Looking Statements” in the Offer to Purchase and Circular, as amended by the First Notice of Variation.

NOTICE TO SHAREHOLDERS

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE SHAREHOLDERS

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OF LIONS GATE FOR USE AT ITS ANNUAL GENERAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF LIONS GATE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON SEDAR AT WWW.SEDAR.COM. INFORMATION RELATING TO PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE AMENDED SCHEDULES TO FILED WITH THE SEC AND ON SEDAR ON MARCH 19, 2010 AND APRIL 16, 2010.

The enforcement by Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP are governed by the laws of the Cayman Islands, Icahn Fund S.à r.l. is governed by the laws of Luxembourg, Daazi Holding B.V. is governed by the laws of The Netherlands, 7508921 Canada Inc. is governed by the laws of Canada, and the LGE Trust is governed by the laws of Ontario, that experts named in the Circular reside outside the United States and that all or a substantial portion of the assets of the Offeror and said persons may be located outside the United States. Shareholders may not be able to sue a foreign company, trust or its officers, directors or trustees in a foreign court for violations of U.S. federal securities laws. It may be difficult to compel a foreign company and its affiliates or a foreign trust and its trustees to subject themselves to a U.S. court’s judgment.

The enforcement by Shareholders of civil liabilities under Canadian securities laws may be affected adversely by the fact that each of Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, High River Limited Partnership, Icahn Fund S.à r.l. and Daazi Holding B.V. is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada and that all or a substantial portion of the assets of the Icahn Group may be located outside Canada. It may not be possible for Shareholders to enforce judgments obtained in Canada against these members of the Offeror.

Shareholders should be aware that the purchase by the Offeror of the Lions Gate Shares held by them as described herein may have tax consequences both in Canada and the United States. The material tax consequences for Shareholders who are resident in, or citizens of, Canada and the United States are described in Section 16 of the Circular, “Material Canadian Federal Income Tax Considerations” and Section 17 of the Circular, “Material U.S. Federal Income Tax Considerations”, respectively, as amended by the First Notice of Variation.

EXCHANGE RATE INFORMATION

In this Notice, except where otherwise indicated, all references to “dollars” or “$” are in Canadian dollars. The Bank of Canada noon spot exchange rate on June 16, 2010 was U.S.$1.00 = $1.0236.

NOTICE TO HOLDERS OF OPTIONS

The Offer is made only for Lions Gate Shares and is not made for any options, warrants or other rights to acquire Lions Gate Shares. Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms of such securities and applicable law, exercise the options, warrants or other rights in order to obtain the underlying Lions Gate Shares and then deposit those Lions Gate Shares in accordance with the Offer.

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NOTICE OF SUBSEQUENT OFFERING PERIOD, EXTENSION AND CHANGE IN INFORMATION

June 17, 2010

TO: THE HOLDERS OF LIONS GATE SHARES

By notice to the Depositary dated June 16, 2010 and as set forth in this Notice, the Offeror has amended its offer dated March 1, 2010 (the “Original Offer”), as previously amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and the Sixth Notice of Variation, to purchase for cash ANY AND ALL of the outstanding Lions Gate Shares, including Lions Gate Shares which become outstanding on the exercise of outstanding options, warrants or other rights to purchase Lions Gate Shares (other than Lions Gate Shares which become outstanding on the exercise of Rights).

This Notice should be read in conjunction with the Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation and the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular (collectively, the “Offer Documents”), all the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice.

In this Notice, unless the context requires otherwise or unless otherwise defined, terms denoted by initial capital letters and not defined have the meanings set forth in the Offer to Purchase and Circular, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and as further amended by the Sixth Notice of Variation. References in this Notice to the “Offer” shall refer to the Original Offer, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation and as further amended by this Notice.

1.	Recent Developments

Regulatory Approvals for the Offer

On June 8, 2010, the Icahn Group obtained approval under the Investment Canada Act, in the form of a “net benefit to Canada” ruling from the Minister of Canadian Heritage, with respect to an acquisition of control of Lions Gate. The Offeror is therefore free to proceed with the Offer under the Investment Canada Act. The Offeror has now received all regulatory approvals necessary to complete the Offer and has confirmed that all conditions of the Offer have been satisfied.

Other Recent Developments Concerning the Offer

As of 8:00 p.m. (New York time) on June 16, 2010, 15,593,104 Lions Gate Shares (representing approximately 13.2% of the issued and outstanding Lions Gate Shares) had been validly deposited to the Offer and not withdrawn. By notice to the Depositary on June 16, 2010, the Offeror has taken up and accepted for payment all of such Lions Gate Shares. The Offeror will make payment for such Lions Gate Shares no later than June 21, 2010.

2.	Subsequent Offering Period/Extension of the Offer

The Offeror has amended the Offer by providing a subsequent offering period and extending the Expiry Time for the Offer from 8:00 p.m. (New York time) on June 16, 2010 to 11:59 p.m. (New York time) on June 30, 2010. Accordingly, the definition of “Expiry Time” in the “Glossary” section of the Offer to Purchase and Circular (found at page 11), as amended by the First Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and as further amended by the Sixth Notice of Variation, is deleted and replaced with the following definition:

“Subsequent Offering Period Expiry Time” means, with respect to the Offer, 11:59 p.m., New York time, on June 30, 2010.

In addition, all references to “June 16, 2010” and “8:00 p.m.” in the Offer to Purchase and Circular, as amended by the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation and as further amended by the Sixth Notice of Variation, the Letter of Acceptance and Transmittal, the Notice of Guaranteed Delivery and the Schedule TO filed with the SEC, are amended to refer to June 30, 2010 and 11:59 p.m., respectively.

This extension under Canadian securities laws constitutes a “subsequent offering period” under U.S. securities laws. A subsequent offering period does not constitute an extension of the Offer for purposes of U.S. securities laws, although it does constitute an extension of the Offer under Canadian securities laws. The same form and amount of consideration will be paid to Lions Gate Shareholders depositing Lions Gate Shares during this subsequent offering period/extension as will be paid to Lions Gate Shareholders whose Lions Gate Shares have been taken up. The Offeror will permit withdrawal of Lions Gate Shares deposited during this subsequent offering period/extension and that have not yet been accepted by the Offeror at any time prior to the Subsequent Offering Period Expiry Time; provided, however, that this right of withdrawal will not apply in respect of Lions Gate Shares that have been taken up by the Offeror prior to this subsequent offering period/extension.

3.	Conditions of the Offer

All of the conditions to the Offer have been satisfied.

4.	Time for Acceptance

The Offer is open for acceptance until the Subsequent Offering Period Expiry Time, being 11:59 p.m. (New York time) on June 30, 2010.

5.	Manner of Acceptance

Shareholders who wish to accept the Offer are referred to Section 3 of the Offer to Purchase, “Manner of Acceptance”, for a description of the alternative procedures to be followed for a valid acceptance.

The cash payable under the Offer will be denominated in U.S. dollars. However, Shareholders can elect to receive their cash consideration in Canadian dollars based on the Bank of Canada noon spot exchange rate on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Lions Gate Shares purchased pursuant to the Offer. If a Shareholder wishes to receive the cash payable under the Offer in Canadian dollars, the box titled “Currency of Payment” in the Letter of Acceptance and Transmittal and, if applicable, in the Notice of Guaranteed Delivery must be completed. Otherwise, cash payment will be made in U.S. dollars.

6.	Withdrawal of Deposited Lions Gate Shares

Shareholders are referred to Section 6 of the Offer to Purchase, “Withdrawal of Deposited Lions Gate Shares”, for a description of the procedures for exercising the right to withdraw Lions Gate Shares deposited under the Offer.

7.	Take Up of and Payment for Deposited Lions Gate Shares

Shareholders are referred to Section 7 of the Offer to Purchase, “Take Up of and Payment for Deposited Lions Gate Shares”, for details as to the take-up of and payment for Lions Gate Shares under the Offer. The Offeror will immediately accept and promptly pay for all Lions Gate Shares tendered during the subsequent offering period/extension.

8.	Amendments to the Offer

The Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice in order to give effect to the amendments set forth in this Notice. Except as otherwise set forth in this Notice, the terms and conditions of the Offer and the information in the Offer to Purchase and Circular, the First Notice of Variation, the Second Notice of Variation, the Third Notice of Variation, the Fourth Notice of Variation, the Fifth Notice of Variation, the Sixth Notice of Variation, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

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9.	Shareholders’ Statutory Rights

Securities legislation of the provinces and territories of Canada provides security holders of Lions Gate with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for the particulars of those rights or consult a lawyer.

10.	Approvals

The contents of this Notice have been approved and the sending thereof to Shareholders has been authorized by (a) IPH GP LLC, which is the general partner of Icahn Capital LP, which is (i) the general partner of Icahn Onshore LP, which is the general partner of Icahn Partners LP and (ii) the general partner of Icahn Offshore LP, which is the general partner of each of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, (b) the board of directors of Barberry Corp. (the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership), (c) the managers of Icahn Fund S.à r.l., (d) the management board of Daazi Holding B.V., and (e) the shareholders of 7508921 Canada Inc. pursuant to the provisions of a unanimous shareholders agreement.

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APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of Icahn Partners LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Onshore LP, which is the general partner of Icahn Partners LP).

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners LP	(Signed) Irene March Chief Financial Officer Icahn Partners LP

Icahn Partners LP, by its general partner

Icahn Onshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund LP).

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund LP

Icahn Partners Master Fund LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund II LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund II LP).

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund II LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund II LP

Icahn Partners Master Fund II LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of Icahn Partners Master Fund III LP to Shareholders has been authorized, by IPH GP LLC (the general partner of Icahn Capital LP, which is the general partner of Icahn Offshore LP, which is the general partner of Icahn Partners Master Fund III LP).

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Chief Executive Officer Icahn Partners Master Fund III LP	(Signed) Irene March Chief Financial Officer Icahn Partners Master Fund III LP

Icahn Partners Master Fund III LP, by its general partner

Icahn Offshore LP, by its general partner

Icahn Capital LP, by its general partner IPH GP LLC

(Signed) Carl C. Icahn

Chief Executive Officer

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of High River Limited Partnership to Shareholders has been authorized, by the sole director of Barberry Corp. (the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership).

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn Director and President Barberry Corp.	(Signed) Keith Cozza Secretary and Treasurer Barberry Corp.

(Signed) Vincent J. Intrieri

Vice President

Barberry Corp.

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of Icahn Fund S.à r.l. to Shareholders has been authorized, by the managers of Icahn Fund S.à r.l.

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer Icahn Fund S.à r.l.	(Signed) Irene March Chief Financial Officer Icahn Fund S.à r.l.

(Signed) Keith Meister Manager Icahn Fund S.à r.l.	(Signed) Vincent Intrieri Manager Icahn Fund S.à r.l.

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved, and the sending thereof by and on behalf of Daazi Holding B.V. to Shareholders has been authorized, by the management board of Daazi Holding B.V.

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer Daazi Holding B.V.	(Signed) Irene March Chief Financial Officer Daazi Holding B.V.

(Signed) Keith Meister Managing Director Daazi Holding B.V.	(Signed) Vincent Intrieri Managing Director Daazi Holding B.V.

APPROVAL AND CERTIFICATE

DATED: June 17, 2010

The contents of this Notice of Subsequent Offering Period, Extension and Change in Information have been approved and the sending thereof by and on behalf of 7508921 Canada Inc. to Shareholders has been authorized, by the shareholders of 7508921 Canada Inc. pursuant to the provisions of a unanimous shareholders agreement.

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Keith Cozza Chief Executive Officer 7508921 Canada Inc.	(Signed) Irene March Chief Financial Officer 7508921 Canada Inc.

(Signed) David Hanick

Director

7508921 Canada Inc.

CERTIFICATE

DATED: June 17, 2010

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Carl C. Icahn

CERTIFICATE

DATED: June 17, 2010

The foregoing, together with the Offer to Purchase and Circular dated March 1, 2010, as amended by the Notice of Variation and Extension dated March 19, 2010, the Notice of Variation and Change in Information dated April 16, 2010, the Notice of Extension and Change in Information dated April 30, 2010 , the Notice of Extension and Change in Information dated May 10, 2010, the Notice of Extension and Change in Information dated May 21, 2010 and the Notice of Variation and Extension dated June 1, 2010, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) Ronald G. Atkey

in his capacity as the sole trustee of

the LGE Trust

The Information Agent is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokers call:

(212) 269-5550

All Others Call Toll-free:

(800) 859-8511

The Depositary for the Offer is:

Computershare Investor Services Inc.

TORONTO

By Mail P.O. Box 7021 31 Adelaide Street East Toronto, ON M5C 3H2 Attention: Corporate Actions	By Registered Mail, Hand or by Courier 100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions

VANCOUVER

By Registered Mail, Hand or by Courier 510 Burrard Street 2nd Floor Vancouver, BC V6C 3B9

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-Mail: corporateactions@computershare.com

Fax: (905) 771-4082

The U.S. Forwarding Agent is:

Computershare Trust Company, N.A.

By Mail Attention: Corp Act CPU Canada P.O. Box 43011 Providence, RI 02940-3014	By Hand or by Courier Attention: Corp Act CPU Canada 250 Royall Street Canton, MA 02021

Toll Free (North America): 1-800-564-6253

Any questions and requests for assistance may be directed by Shareholders to the Depositary, the U.S. Forwarding Agent or the Information Agent at their respective telephone numbers and locations set out above.